Exhibit 99.1
THE BALDWIN GROUP ANNOUNCES SECOND QUARTER 2026 RESULTS
— Second Quarter Total Revenue Growth of 30% to $492.9 Million —
— Second Quarter Net Loss of $56.0 Million; Adjusted EBITDA(1) Growth of 37% to $116.7 Million —
— Second Quarter Diluted Loss Per Share of $0.42; Adjusted Diluted EPS(2) of $0.48 —
— Second Quarter Net Loss Margin of 11%; Adjusted EBITDA Margin(1) of 24% —
— Second Quarter Net Cash Provided by Operating Activities of $45.6 Million; Adjusted Free Cash Flow(3) Increased 437% to $46.4 Million —
— Year-to-Date Net Cash Provided by Operating Activities of $39.5 Million; Adjusted Free Cash Flow Increased 34% to $46.2 Million —
TAMPA, FLORIDA - July 30, 2026 - The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. (“Baldwin” or the “Company”) (NASDAQ: BWIN), an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial clients, today announced its results for the second quarter ended June 30, 2026.
SECOND QUARTER 2026 HIGHLIGHTS
•Total revenue increased 30% year-over-year to $492.9 million
•Organic revenue growth(4) of 2% year-over-year
•CAC Group total revenue growth(5) of 23% year-over-year
•GAAP net loss of $56.0 million and GAAP diluted loss per share of $0.42
•Adjusted net income(2) of $68.5 million
•Adjusted diluted EPS increased 14% year-over-year to $0.48
•Adjusted EBITDA grew 37% to $116.7 million
•Net loss margin of 11%
•Adjusted EBITDA margin of 23.7%, a 110 basis point expansion compared to 22.6% in the prior-year period
•Net cash provided by operating activities of $45.6 million
•Adjusted free cash flow increased 437% year-over-year to $46.4 million

“We are thrilled with our momentum as reflected in our strong second quarter results. Total revenue grew 30% to $492.9 million, adjusted EBITDA grew 37% to $116.7 million, and adjusted free cash flow increased 437% to $46.4 million,” said Trevor Baldwin, Chief Executive Officer of The Baldwin Group. “As we previously highlighted, we have largely lapped the idiosyncratic, one-time headwinds that we believe will transition into tailwinds for our business in the back half of 2026. When combined with the strong contribution from our recent partnerships, we continue to win market share at an outsized rate, evidenced by sales velocity of 30% in our combined IAS business and normalized organic growth of 8%. This is a testament to the depth of expertise, value delivered to clients, and commitment from our dedicated colleagues.”
Baldwin added, “We remain excited for the opportunities we have ahead of us and what we can achieve in the coming year for shareholders, clients and colleagues.”
LIQUIDITY AND CAPITAL RESOURCES
As of June 30, 2026, cash and cash equivalents were $184.5 million and the Company had $259.4 million of borrowing capacity under its revolving credit facility.
SIX MONTHS 2026 RESULTS
•Revenue increased 29% year-over-year to $1.0 billion
•Organic revenue growth of 2% year-over-year
•CAC Group total revenue growth of 25% year-over-year
•GAAP net loss of $57.9 million and GAAP diluted loss per share of $0.39
•Adjusted net income of $157.8 million
•Adjusted diluted EPS grew 5% year-over-year to $1.11
•Adjusted EBITDA grew 27% year-over-year to $254.0 million
•Net loss margin of 6%
•Adjusted EBITDA margin was 24.8% compared to 25.2% in the prior-year period
•Net cash provided by operating activities of $39.5 million
•Adjusted free cash flow increased 34% year-over-year to $46.2 million
WEBCAST AND CONFERENCE CALL INFORMATION
Baldwin will host a live audio webcast today at 5:00 PM Eastern Time to discuss the Company’s second quarter 2026 performance, including management’s perspectives on the business. The live audio webcast will be accessible via Baldwin’s investor relations website at ir.baldwin.com and a replay of the webcast will be available at ir.baldwin.com for approximately one year.

ABOUT THE BALDWIN GROUP
The Baldwin Group, the brand name for The Baldwin Insurance Group, Inc. ("Baldwin") (NASDAQ: BWIN) and its affiliates, is an independent insurance distribution firm providing indispensable expertise and insights that strive to give our clients the confidence to pursue their purpose, passion and dreams. As a team of dedicated entrepreneurs and insurance professionals, we have come together to help protect the possible for our clients. We do this by delivering bespoke client solutions, services, and innovation through our comprehensive and tailored approach to risk management, insurance, and employee benefits. We support our clients, colleagues, insurance company partners, and communities through the deployment of vanguard resources and capital to drive our organic and inorganic growth. The Baldwin Group proudly represents more than three million clients across the United States and internationally. For more information, please visit www.baldwin.com.
FOOTNOTES
(1)    Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. Reconciliation of adjusted EBITDA and adjusted EBITDA margin to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(2)    Adjusted net income and adjusted diluted EPS are non-GAAP measures. Reconciliation of adjusted net income to net income attributable to Baldwin and reconciliation of adjusted diluted EPS to diluted earnings (loss) per share, the most directly comparable GAAP financial measures, is set forth in the reconciliation table accompanying this release.
(3)    Adjusted free cash flow is a non-GAAP measure. Reconciliation of adjusted free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(4)    Organic revenue for the three and six months ended June 30, 2025 used to calculate organic revenue growth for the three and six months ended June 30, 2026 was $376.3 million and $786.8 million, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2025. Organic revenue is also adjusted to exclude the first 12 months of commissions and fees generated from new partners during the three and six months ended June 30, 2026. Organic revenue and organic revenue growth are non-GAAP measures. Reconciliation of organic revenue and organic revenue growth to commissions and fees, the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.
(5)    CAC Group total revenue growth is calculated as standalone CAC Group GAAP revenue for the three and six months ended June 30, 2026 compared to CAC Group GAAP revenue for the three and six months ended June 30, 2025.
NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Baldwin’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address Baldwin's future operating, financial or business performance or Baldwin’s strategies or expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in Baldwin’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Baldwin’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, including those risks and other factors relevant to Baldwin's business, financial condition and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Baldwin or to persons acting on Baldwin's behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Baldwin does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
MEDIA RELATIONS
Anna Rozenich, Senior Director, Enterprise Communications
The Baldwin Group
630.561.5907 | anna.rozenich@baldwin.com
INVESTOR RELATIONS
Bonnie Bishop, Executive Director, Investor Relations
The Baldwin Group
813.259.8032 | IR@baldwin.com

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Revenues:
Commissions and fees	$488,789	$376,249	$1,017,650	$786,780
Investment income	4,150	2,562	7,524	5,436
Total revenues	492,939	378,811	1,025,174	792,216

Operating expenses:
Colleague compensation and benefits	264,323	195,471	547,935	393,491
Outside commissions	71,798	73,586	138,477	139,409
Other operating expenses	94,058	56,119	318,221	114,138
Amortization expense	56,027	26,010	111,074	51,892
Change in fair value of contingent consideration	12,303	(1,957)	14,272	6,104
Depreciation expense	2,773	1,642	4,804	3,225
Total operating expenses	501,282	350,871	1,134,783	708,259

Operating income (loss)	(8,343)	27,940	(109,609)	83,957

Other income (expense):
Interest expense, net	(45,666)	(31,320)	(84,566)	(61,296)
Gain (loss) on divestitures	—	(1,111)	—	290
Loss on extinguishment and modification of debt	(129)	—	(7,538)	(2,394)
Other income (expense), net	(2,423)	35	(1,776)	(115)
Total other expense, net	(48,218)	(32,396)	(93,880)	(63,515)

Income (loss) before income taxes and share of net earnings of equity method investee	(56,561)	(4,456)	(203,489)	20,442
Share of net earnings of equity method investee	664	—	1,175	—
Income (loss) before income taxes	(55,897)	(4,456)	(202,314)	20,442
Less: income tax expense (benefit)	84	685	(144,437)	685
Net income (loss)	(55,981)	(5,141)	(57,877)	19,757
Less: net income (loss) attributable to noncontrolling interests	(16,986)	(1,977)	(21,223)	8,982
Net income (loss) attributable to Baldwin	$(38,995)	$(3,164)	$(36,654)	$10,775

Basic earnings (loss) per share	$(0.42)	$(0.05)	$(0.39)	$0.16
Diluted earnings (loss) per share	$(0.42)	$(0.05)	$(0.39)	$0.15
Weighted-average shares of Class A common stock outstanding - basic	92,761	68,010	93,278	67,045
Weighted-average shares of Class A common stock outstanding - diluted	92,761	68,010	93,278	70,393

Net income (loss)	$(55,981)	$(5,141)	$(57,877)	$19,757
Other comprehensive income	3,343	—	6,635	—
Comprehensive income (loss)	(52,638)	(5,141)	(51,242)	19,757
Less: comprehensive income (loss) attributable to noncontrolling interests	(15,932)	(1,977)	(19,123)	8,982
Comprehensive income (loss) attributable to Baldwin	$(36,706)	$(3,164)	$(32,119)	$10,775

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$184,499	$123,669
Fiduciary cash	426,189	223,228
Assumed premiums, commissions and fees receivable, net	433,617	342,136
Fiduciary receivables	782,194	497,035
Prepaid expenses and other current assets	19,592	13,650
Total current assets	1,846,091	1,199,718
Property and equipment, net	33,377	22,502
Right-of-use assets	81,552	61,976
Other assets	111,257	82,419
Intangible assets, net	1,450,040	978,434
Goodwill	2,652,407	1,517,171
Total assets	$6,174,724	$3,862,220
Liabilities, Mezzanine Equity and Stockholders’ Equity
Current liabilities:
Fiduciary liabilities	$1,208,383	$720,263
Commissions payable	97,040	50,933
Accrued expenses and other current liabilities	294,241	252,560
Current portion of contingent earnout liabilities	120,901	9,004
Total current liabilities	1,720,565	1,032,760
Revolving line of credit	302,000	107,000
Long-term debt, less current portion	2,150,725	1,566,122
Contingent earnout liabilities, less current portion	225,923	14,289
Operating lease liabilities, less current portion	75,128	57,651
Tax Receivable Agreement liabilities	144,570	—
Deferred tax liabilities	4,650	—
Other liabilities	129,376	—
Total liabilities	4,752,937	2,777,822
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	614	519
Stockholders’ equity:
Class A common stock, par value $0.01 per share, 300,000,000 shares authorized; 96,368,518 and 71,779,608 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	964	718
Class B common stock, par value $0.0001 per share, 100,000,000 shares authorized; 43,059,762 and 46,703,818 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	4	5
Additional paid-in capital	1,246,901	844,236
Accumulated deficit	(368,468)	(245,236)
Accumulated other comprehensive income	5,027	492
Total stockholders’ equity attributable to Baldwin	884,428	600,215
Noncontrolling interest	536,745	483,664
Total stockholders’ equity	1,421,173	1,083,879
Total liabilities, mezzanine equity and stockholders’ equity	$6,174,724	$3,862,220

THE BALDWIN INSURANCE GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Six Months Ended June 30,
(in thousands)	2026	2025
Cash flows from operating activities:
Net income (loss)	$(57,877)	$19,757
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	115,878	55,117
Change in fair value of contingent consideration	14,272	6,104
Share-based compensation expense	33,519	29,755
Deferred taxes	(14,873)	—
Payment of contingent earnout consideration in excess of purchase price accrual	(6,739)	(85,090)
Gain on divestitures	—	(290)
Amortization of deferred financing costs	8,633	2,843
Other operating activity	(2,602)	766
Changes in operating assets and liabilities:
Assumed premiums, commissions and fees receivable, net	(46,138)	(53,896)
Prepaid expenses and other current assets	(6,866)	(4,916)
Right-of-use assets	13,531	7,950
Accounts payable, accrued expenses and other current liabilities	(3,731)	(19,727)
Colleague earnout incentives	—	(31,824)
Operating lease liabilities	(7,521)	(7,253)
Net cash provided by (used in) operating activities	39,486	(80,704)
Cash flows from investing activities:
Cash consideration paid for business combinations, net of cash received	(447,503)	(11,699)
Capital expenditures	(27,848)	(20,310)
Deferred payments for business combinations	(25,000)	—
Cash consideration paid for asset acquisitions	(12,052)	(460)
Investments in and loans for business ventures	(8,465)	(15,633)
Proceeds from divestitures, net of cash transferred	—	1,901
Net cash used in investing activities	(520,868)	(46,201)
Cash flows from financing activities:
Change in fiduciary receivables and liabilities, net	98,968	55,283
Repurchase of common stock	(126,833)	—
Proceeds from revolving line of credit	371,000	121,000
Payments on revolving line of credit	(176,000)	(9,000)
Proceeds from refinancing of long-term debt	600,000	935,800
Payments relating to extinguishment and modification of long-term debt	—	(835,800)
Payments on long-term debt	(10,561)	(4,679)
Payments of deferred financing costs	(4,040)	—
Payment of contingent earnout consideration up to amount of purchase price accrual	—	(64,256)
Other financing activity	(7,361)	(510)
Net cash provided by financing activities	745,173	197,838
Net increase in cash and cash equivalents and fiduciary cash	263,791	70,933
Cash and cash equivalents and fiduciary cash at beginning of period	346,897	312,769
Cash and cash equivalents and fiduciary cash at end of period	$610,688	$383,702

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, adjusted EBITDA margin, organic revenue, organic revenue growth, adjusted net income, adjusted diluted earnings per share (“EPS”), and adjusted net cash provided by operating activities (“adjusted free cash flow”) are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, including commissions and fees (for organic revenue and organic revenue growth), net income (loss) (for adjusted EBITDA and adjusted EBITDA margin), net income (loss) attributable to Baldwin (for adjusted net income), diluted earnings (loss) per share (for adjusted diluted EPS) or net cash provided by (used in) operating activities (for adjusted free cash flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for commissions and fees, net income (loss), net income (loss) attributable to Baldwin, diluted earnings (loss) per share, net cash provided by (used in) operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in our industry may define or calculate these non-GAAP financial measures differently than we do, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.
We define adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, transformation costs, severance, and certain non-recurring items, including those related to raising capital. We believe that adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance.
Adjusted EBITDA margin is adjusted EBITDA divided by total revenues. Adjusted EBITDA margin is a key metric used by management and our board of directors to assess our financial performance. We believe that adjusted EBITDA margin is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance, and that the presentation of this measure enhances an investor’s understanding of our financial performance. We believe that adjusted EBITDA margin is helpful in measuring profitability of operations on a consolidated level.
Adjusted EBITDA and adjusted EBITDA margin have important limitations as analytical tools. For example, adjusted EBITDA and adjusted EBITDA margin:
•do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•do not reflect changes in, or cash requirements for, our working capital needs;
•do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations;
•do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;
•do not reflect share-based compensation expense and other non-cash charges; and
•exclude certain tax payments that may represent a reduction in cash available to us.

We calculate organic revenue based on commissions and fees for the relevant period by excluding (i) the first 12 months of commissions and fees generated from new partners and (ii) commissions and fees from divestitures. Organic revenue growth is the change in organic revenue period-to-period, with prior period results adjusted to (i) include commissions and fees that were excluded from organic revenue in the prior period because the relevant partners had not yet reached the 12-month owned mark, but which have reached the 12-month owned mark in the current period, and (ii) exclude commissions and fees related to divestitures from organic revenue. For example, commissions and fees from a partner acquired on June 1, 2025 are excluded from organic revenue for 2025. However, after June 1, 2026, results from June 1, 2025 to December 31, 2025 for such partners are compared to results from June 1, 2026 to December 31, 2026 for purposes of calculating organic revenue growth in 2026. Organic revenue growth is a key metric used by management and our board of directors to assess our financial performance. We believe that organic revenue and organic revenue growth are appropriate measures of operating performance as they allow investors to measure, analyze and compare growth in a meaningful and consistent manner.
We define adjusted net income as net income (loss) attributable to Baldwin adjusted for depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, transformation costs, severance, and certain non-recurring costs that, in the opinion of management, significantly affect the period-over-period assessment of operating results, and the related tax effect of those adjustments. We believe that adjusted net income is an appropriate measure of operating performance because it eliminates the impact of income and expenses that do not relate to business performance.
Adjusted diluted EPS measures our per share earnings excluding certain expenses as discussed above for adjusted net income and assuming all shares of Class B common stock were exchanged for Class A common stock on a one-for-one basis. Adjusted diluted EPS is calculated as adjusted net income divided by adjusted diluted weighted-average shares outstanding. We believe adjusted diluted EPS is useful to investors because it enables them to better evaluate per share operating performance across reporting periods.
We calculate adjusted free cash flow because we incur substantial earnout liabilities in conjunction with our partnership strategy. Adjusted free cash flow is calculated as net cash provided by (used in) operating activities excluding the impact of: (i) the payment of contingent earnout consideration in excess of purchase price accrual, and (ii) the payment of colleague earnout incentives. We believe that adjusted free cash flow is an important measure of our ability to generate cash from our business operations.
Reconciliation of guidance regarding adjusted EBITDA, organic revenue growth and adjusted diluted EPS to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to commissions and fees, net income (loss), diluted earnings (loss) per share or other consolidated income statement data prepared in accordance with GAAP. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of items that would be expected to impact these GAAP financial measures for these periods. The unavailable information could have a significant impact on the non-GAAP measures.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table reconciles adjusted EBITDA and adjusted EBITDA margin to net income (loss), which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Revenues	$492,939	$378,811	$1,025,174	$792,216

Net income (loss)	$(55,981)	$(5,141)	$(57,877)	$19,757
Adjustments to net income (loss):
Amortization expense	56,027	26,010	111,074	51,892
Interest expense, net(1)	46,140	31,320	85,347	61,296
Share-based compensation	20,701	16,952	33,519	29,755
Transaction-related partnership and integration expenses	14,695	3,985	22,868	5,518
Transaction closing costs	—	—	17,668	—
Change in fair value of contingent consideration	12,303	(1,957)	14,272	6,104
Income and other taxes(2)	1,084	1,348	(13,064)	2,819
Transformation costs(3)	6,441	227	9,500	772
Loss on extinguishment and modification of debt	129	—	7,538	2,394
Severance	3,874	1,618	5,689	2,825
Depreciation expense	2,773	1,642	4,804	3,225
Colleague earnout incentives	—	1,490	—	(1,779)
Impairment of right-of-use assets	—	1,188	—	1,188
Loss (gain) on divestitures	—	1,111	—	(290)
Other(4)	8,554	5,719	12,650	13,831
Adjusted EBITDA	$116,740	$85,512	$253,988	$199,307

Net income (loss) margin	(11)%	(1)%	(6)%	2%
Adjusted EBITDA margin	23.7%	22.6%	24.8%	25.2%
__________
(1)    Interest expense, net does not include interest income on surplus notes.
(2)    Income and other taxes include income tax expense/benefit, Tax Receivable Agreement expense and other operating tax expense, such as state taxes, under GAAP.
(3)    Transformation costs represent certain non-recurring colleague compensation and technology-related expenses related to our $3B/30 Catalyst Program, which is designed to accelerate the infusion of automation, business process optimization and artificial intelligence to transform and elevate our workforce and unlock new avenues for growth.
(4)    Other addbacks to adjusted EBITDA include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.

Organic Revenue and Organic Revenue Growth
The following table reconciles organic revenue and organic revenue growth to commissions and fees, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except percentages)	2026	2025	2026	2025
Commissions and fees	$488,789	$376,249	$1,017,650	$786,780
Partnership commissions and fees(1)	(106,755)	(1,980)	(218,240)	(1,980)
Organic revenue	$382,034	$374,269	$799,410	$784,800
Organic revenue growth(2)	$5,697	$37,973	$12,630	$76,192
Organic revenue growth %(2)	2%	11%	2%	11%
__________
(1)    Includes the first 12 months of such commissions and fees generated from newly acquired partners.
(2)    Organic revenue for the three and six months ended June 30, 2025 used to calculate organic revenue growth for the three and six months ended June 30, 2026 was $376.3 million and $786.8 million, respectively, which is adjusted to exclude commissions and fees from divestitures that occurred during 2025.

Adjusted Net Income and Adjusted Diluted EPS
The following table reconciles adjusted net income to net income attributable to Baldwin and reconciles adjusted diluted EPS to diluted earnings (loss) per share, which we consider to be the most directly comparable GAAP financial measures:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net income (loss) attributable to Baldwin	$(38,995)	$(3,164)	$(36,654)	$10,775
Net income (loss) attributable to noncontrolling interests	(16,986)	(1,977)	(21,223)	8,982
Amortization expense	56,027	26,010	111,074	51,892
Share-based compensation	20,701	16,952	33,519	29,755
Transaction-related partnership and integration expenses	14,695	3,985	22,868	5,518
Transaction closing costs	—	—	17,668	—
Change in fair value of contingent consideration	12,303	(1,957)	14,272	6,104
Income tax expense(1)	84	685	(14,110)	1,885
Transformation costs(2)	6,441	227	9,500	772
Loss on extinguishment and modification of debt	129	—	7,538	2,394
Other amortization/accretion, net	6,406	1,421	7,509	2,843
Severance	3,874	1,618	5,689	2,825
Depreciation	2,773	1,642	4,804	3,225
Colleague earnout incentives	—	1,490	—	(1,779)
Impairment of right-of-use assets	—	1,188	—	1,188
Loss (gain) on divestitures	—	1,111	—	(290)
Other(3)	8,554	5,719	12,650	13,831
Adjusted pre-tax income	76,006	54,950	175,104	139,920
Adjusted income taxes(4)	7,524	5,440	17,335	13,852
Adjusted net income	$68,482	$49,510	$157,769	$126,068

Weighted-average shares of Class A common stock outstanding - diluted	92,761	68,010	93,278	70,393
Dilutive weighted-average shares of Class A common stock	4,189	3,436	3,614	—
Exchange of Class B common stock(5)	44,373	47,717	45,163	48,377
Adjusted diluted weighted-average shares outstanding	141,323	119,163	142,055	118,770

Diluted earnings (loss) per share	$(0.42)	$(0.05)	$(0.39)	$0.15
Effect of exchange of Class B common stock and net income (loss) attributable to noncontrolling interests per share	0.02	0.01	(0.02)	0.02
Other adjustments to earnings (loss) per share	0.93	0.51	1.64	1.01
Adjusted income taxes per share	(0.05)	(0.05)	(0.12)	(0.12)
Adjusted diluted EPS	$0.48	$0.42	$1.11	$1.06
___________
(1)    Income tax expense includes income tax expense/benefit and Tax Receivable Agreement expense.
(2)    Transformation costs represent certain non-recurring colleague compensation and technology-related expenses related to our $3B/30 Catalyst Program, which is designed to accelerate the infusion of automation, business process optimization and artificial intelligence to transform and elevate our workforce and unlock new avenues for growth.
(3)    Other addbacks to adjusted net income include certain income and expenses that are considered to be non-recurring or non-operational, including certain recruiting costs, professional fees, litigation costs and bonuses.
(4)    Represents corporate income taxes at an assumed effective tax rate of 9.9% applied to adjusted pre-tax income.
(5)    Assumes the full exchange of Class B common stock for Class A common stock pursuant to the Amended LLC Agreement.

Adjusted Net Cash Provided by Operating Activities (“Adjusted Free Cash Flow”)
The following table reconciles adjusted free cash flow to net cash provided by (used in) operating activities, which we consider to be the most directly comparable GAAP financial measure:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Net cash provided by (used in) operating activities	$45,559	$(16,721)	$39,486	$(80,704)
Adjustments to net cash provided by (used in) operating activities:
Payment of contingent earnout consideration in excess of purchase price accrual	863	6,897	6,739	85,090
Payment of colleague earnout incentives	—	18,462	—	30,061
Adjusted free cash flow	$46,422	$8,638	$46,225	$34,447

COMMONLY USED DEFINED TERMS
The following terms have the following meanings throughout this press release unless the context indicates or requires otherwise:

Amended LLC Agreement	Third Amended and Restated Limited Liability Company Agreement of The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC), as amended
clients	Our insureds
colleagues	Our employees
GAAP	Accounting principles generally accepted in the United States of America
insurance company partners	Insurance companies with which we have a contractual relationship
partners	Companies that we have acquired, or in the case of asset acquisitions, the producers
partnerships	Strategic acquisitions made by the Company
SEC	U.S. Securities and Exchange Commission